  [LOGO OF MELLON]

EX-99.2

News Release

MEDIA:	ANALYSTS:	Corporate Affairs
Ken Herz	Donald J. MacLeod	One Mellon Center
(412) 234-0850	(412) 234-5601	Pittsburgh, PA 15258-0001
Ron Sommer	Andrew J. Clark
(412) 236-0082	(412) 234-4633

FOR IMMEDIATE RELEASE

MELLON REPORTS RECORD THIRD QUARTER 2000 RESULTS
— Core business sectors earnings per share contribution increased 22% —

PITTSBURGH, Oct. 17, 2000—Mellon Financial Corporation (NYSE: MEL) today announced record third quarter 2000 diluted earnings per share of 51 cents, an increase of 11 percent compared with 46 cents per share, on an operating basis, in the third quarter of 1999. The earnings per share increase was achieved despite the impact of the previously-disclosed May 2000 expiration of a long-term mutual fund administration contract with a third party. Core business sectors earnings per share contribution, which excludes the revenues and related expenses from this contract as well as the impact of divestitures, and real estate workout and other non-core activity from both periods, increased 22 percent.

Financial Highlights		Quarter ended		Nine months ended

(dollar amounts in millions, except per share	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
amounts; returns are annualized)	2000	2000	1999	2000	1999

Operating results (a):
Diluted earnings per share	$.51	$ .50	$.46	$ 1.51	$1.34
Net income	$252	$247	$236	$ 752	$703
Return on equity	25.8%	26.2%	22.3%	26.0%	21.5%
Return on assets	2.18%	2.12%	1.92%	2.15%	1.89%

Cash operating results (a):
Diluted earnings per share	$.56	$ .56	$.52	$1.68	$1.51
Net income	$279	$274	$266	$ 835	$792
Return on equity	48.8%	51.4%	43.7%	50.6%	41.7%
Return on assets	2.50%	2.44%	2.25%	2.48%	2.21%

Reported results:
Diluted earnings per share	$.51	$ .50	$.45	$1.51	$1.38
Net income	$252	$247	$231	$ 752	$723
Return on equity	25.8%	26.2%	21.8%	26.0%	22.1%
Return on assets	2.18%	2.12%	1.87%	2.15%	1.94%

Fee revenue as a percentage of net interest and
fee revenue (FTE)	69%	69%	69%	69%	69%
Trust and investment fee revenue as a percentage
of net interest and fee revenue (FTE)	49%	50%	46%	50%	44%
Efficiency ratio excluding amortization of intangibles	59%	59%	61%	59%	61%

(a)	Operating results equaled reported results in each quarter of 2000. Operating and cash operating results for the third quarter of 1999 exclude a $5 million after-tax net loss from divestitures. Also excluded from operating and cash operating results in the first nine months of 1999 are an $87 million after-tax net gain from divestitures, $36 million of nonrecurring expenses after taxes and a $26 million after-tax charge for the cumulative effect of a change in accounting principle. Cash operating results exclude the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions.

Mellon Reports Earnings
Oct. 17, 2000

“Our third-quarter earnings continue the strong level of performance we’ve demonstrated since we sharpened our strategic focus at the beginning of last year on growing our fee-based businesses,” said Martin G. McGuinn, Mellon chairman and chief executive officer. “Particularly gratifying from a strategic standpoint was the performance of our growth business sectors, which registered a 15 percent increase in revenue and a 23 percent increase in income before taxes during the quarter.”

The Corporation also declared a regular quarterly common dividend of 22 cents per share. This cash dividend is payable on Nov. 15, 2000, to shareholders of record at the close of business on Oct. 31, 2000.

Third Quarter 2000 Financial Highlights:

  Return on equity increased to 25.8 percent from 22.3 percent and return on assets increased to 2.18 percent from 1.92 percent, on an operating basis, compared to a year ago.
  Total revenue for the growth sectors comprised 60 percent of total core business sector revenue in the third quarter of 2000, compared with 57 percent in the third quarter of 1999. Income before taxes for the growth sectors represented 56 percent of core business sector pretax income, up from 51 percent in the third quarter of 1999.
  Fee revenue increased 12 percent compared to a year ago, excluding the 1999 mortgage banking divestitures and the May 2000 expiration of the long-term mutual fund administration contract with a third party, primarily due to a 13 percent increase in trust and investment fee revenue.
  Fee revenue totaled 69 percent of net interest and fee revenue in both the third quarter of 2000 and the third quarter of 1999. Trust and investment fee revenue totaled 49 percent of net interest and fee revenue in the third quarter of 2000, compared with 46 percent in the third quarter of 1999.
  Assets under management grew to $540 billion with assets under management, administration or custody totaling approximately $2.8 trillion at Sept. 30, 2000. Assets managed by subsidiaries and affiliates outside the United States totaled $65 billion at Sept. 30, 2000.
  Operating expenses were flat compared with the second quarter of 2000.
  The net interest margin was 3.95 percent at Sept. 30, 2000, up from 3.86 percent at June 30, 2000, and 3.63 percent at Sept. 30, 1999.
  Nonperforming assets totaled $222 million at Sept. 30, 2000, down from $228 million at June 30, 2000.
  Approximately 1.8 million common shares were repurchased during the quarter, leaving 21.7 million additional shares available for repurchase under the current 25 million share repurchase program. Since Jan. 1, 1999, the Corporation’s common shares outstanding have been reduced by 35.9 million shares, or nearly 7 percent, net of reissuances, due to stock repurchases totaling approximately $1.7 billion, at an average share price of $34.52 per share.

Mellon Financial Corporation is a global financial services company. Headquartered in Pittsburgh, Mellon offers a comprehensive array of banking services for individuals and corporations and is one of the world’s leading providers of asset management, trust, custody and benefits consulting services. Mellon has approximately $2.8 trillion in assets under management, administration or custody, including $540 billion under management. Its asset management companies include The Dreyfus Corporation and Newton Management Limited (U.K.).

Taped comments from Steven G. Elliott, senior vice chairman and chief financial officer, regarding third quarter 2000 earnings are available by calling (412) 236-5385 beginning at approximately 1 p.m. EDT on Tuesday, Oct. 17, 2000, through 5 p.m. EDT on Friday, Oct. 27, 2000. These comments may include forward-looking or other material information. Mr. Elliott’s pre-recorded commentary, plus a related series of graphics, also will be available at our Web site (www.mellon.com) during the same period. Press releases and other information about Mellon Financial Corporation and its products and services also are available at our Web site. For press releases by fax, call 1 (800) 758-5804, identification number 552187.

Note: Detailed supplemental financial information follows.

Business Sectors

Summary
	% of		% of Core		% of		% of Core
	Core Sector		Sector Income		Core Sector		Sector Income
	Revenue		Before Taxes		Revenue		Before Taxes

	3Q00	3Q99	3Q00	3Q99	YTD00	YTD99	YTD00	YTD99

Growth Sectors	60%	57%	56%	51%	60%	57%	56%	52%
Return Sectors	40%	43%	44%	49%	40%	43%	44%	48%

Total Core Business Sectors	100%	100%	100%	100%	100%	100%	100%	100%

Earnings Per Share Contribution From Total Core Business Sectors
(in millions, except
per share amounts)	3Q00	3Q99	Growth	YTD00	YTD99	Growth

Net Income	$246	$214	15%	$715	$605	18%
Average Shares and
Equivalents - diluted	495.3	518.6	(4)%	497.4	525.2	(5)%
EPS Contribution	$.50	$.41	22%	$1.44	$1.15	25%

Earnings Per Share Contribution From Total Core Business Sectors - Five Quarter Trend
(in millions, except per share amounts)	3Q00	2Q00	1Q00	4Q99	3Q99

Net Income	$246	$237	$232	$219	$214
Average Shares and Equivalents - diluted	495.3	495.1	502.1	512.5	518.6
EPS Contribution	$.50	$.48	$.46	$.43	$.41

(dollar amounts in millions)	Third Quarter 2000			Third Quarter 1999

		Income	Return on		Income	Return on
	Total	Before	Common	Total	Before	Common
Sector	Revenue	Taxes	Equity	Revenue	Taxes	Equity

Managed for Growth:
Wealth Management	$115	$49	50%	$101	$46	55%
Global Investment Management	286	110	45	245	83	36
Global Investment Services	269	62	31	238	51	24

Total Growth Sectors	670	221	40	584	180	34
Managed for Return:
Regional Consumer Banking	165	60	23	162	52	20
Specialized Commercial Banking	137	63	18	138	74	24
Large Corporate Banking	149	53	17	133	44	12

Total Return Sectors	451	176	19	433	170	18

Total Core Business Sectors	$1,121	$397	27%	$1,017	$350	24%

Note: In the second quarter of 2000, the Corporation realigned its jumbo residential mortgage origination business to focus primarily on existing private client relationships. The jumbo mortgage lending results, previously a part of Wealth Management, were moved to Divestitures, a non-Core Business Sector. Prior period results have been restated.

(dollar amounts in millions)	First Nine Months 2000			First NineMonths 1999

		Income	Return on		Income	Return on
	Total	Before	Common	Total	Before	Common
Sector	Revenue	Taxes	Equity	Revenue	Taxes	Equity

Managed for Growth:
Wealth Management	$331	$141	51%	$291	$118	52%
Global Investment Management	862	313	44	723	242	37
Global Investment Services	802	196	33	707	157	26

Total Growth Sectors	1,995	650	41	1,721	517	34
Managed for Return:
Regional Consumer Banking	491	167	22	493	151	19
Specialized Commercial Banking	414	196	19	392	184	21
Large Corporate Banking	433	144	15	402	140	13

Total Return Sectors	1,338	507	18	1,287	475	17

Total Core Business Sectors	$3,333	$1,157	26%	$3,008	$992	23%

Note: In the second quarter of 2000, the Corporation realigned its jumbo residential mortgage origination business to focus primarily on existing private client relationships. The jumbo mortgage lending results, previously a part of Wealth Management, were moved to Divestitures, a non-Core Business Sector. Prior period results have been restated.

The Corporation manages its business sectors utilizing growth and return strategies. The sectors managed for growth include businesses which are predominantly fee-based in nature. The Corporation invests in these businesses for future growth. The sectors managed for return, which include the more slowly growing, traditional banking businesses, are managed to drive profitability and higher returns on equity, primarily focusing on improving productivity through re-engineering and effective capital management.

Sectors Managed for Growth

3Q 2000 vs. 3Q 1999	Total Revenue	Operating Expense	Income Before
	Growth	Growth	Taxes Growth

Wealth Management	14%	12%	8%
Global Investment Management	17%	9%	32%
Global Investment Services	13%	11%	21%

Total Growth Sectors	15%	11%	23%

YTD 2000 vs. YTD 1999	Total Revenue	Operating Expense	Income Before
	Growth	Growth	Taxes Growth

Wealth Management	14%	8%	19%
Global Investment Management	19%	14%	29%
Global Investment Services	14%	10%	25%

Total Growth Sectors	16%	12%	26%

The Corporation’s growth sectors continued to show strong growth in revenue and income before taxes for the third quarter and first nine months of 2000. Revenue for the growth sectors grew 15% and 16%, respectively, for the third quarter and first nine months of 2000, while income before taxes grew 23% and 26% for the same periods.

Sectors Managed for Return

	Pretax Operating		Return on		Average
	Margin (a)		Common Equity		Allocated Equity
(dollar amounts in millions)	3Q00	3Q99	3Q00	3Q99	3Q00	3Q99

Regional Consumer Banking	41%	40%	23%	20%	$688	$719
Specialized Commercial Banking	54%	61%	18%	24%	$1,020	$894
Large Corporate Banking	39%	38%	17%	12%	$1,040	$1,224

Total Return Sectors	44%	46%	19%	18%	$2,748	$2,837

(a) Excludes amortization of intangibles and trust-preferred securities expense.

	Pretax Operating		Return on		Average
	Margin (a)		Common Equity		Allocated Equity
(dollar amounts in millions)	YTD00	YTD99	YTD00	YTD99	YTD00	YTD99

Regional Consumer Banking	41%	39%	22%	19%	$693	$715
Specialized Commercial Banking	55%	55%	19%	21%	$987	$876
Large Corporate Banking	37%	39%	15%	13%	$1,075	$1,248

Total Return Sectors	44%	44%	18%	17%	$2,755	$2,839

(a) Excludes amortization of intangibles and trust-preferred securities expense.

The results in the third quarter and first nine months of 2000 for the return sectors continue to demonstrate the Corporation’s strategy of driving profitability and higher returns on equity, primarily focusing on improving productivity through re-engineering and effective capital management. The Corporation aggressively manages capital levels in the return sectors. Average allocated equity decreased $89 million in the third quarter of 2000, and the return on common equity increased to 19%, up from 18% in the third quarter of 1999. The pretax operating margin in the third quarter of 2000 was 44%, down 2% from the third quarter of 1999, primarily reflecting higher credit quality and other expenses in the Specialized Commercial Banking sector. The cash management business line, which is included in the Large Corporate Banking sector, continued to produce strong results. The cash management business line’s revenue improved by $15 million, or 19%, in the third quarter of 2000 compared to the third quarter of 1999, and income before taxes improved by $7 million, or 34% in the third quarter of 2000 compared to the third quarter of 1999. The pretax operating margin for the return sectors for the first nine months of 2000 was 44%, unchanged from the prior year period. Return on common equity was 18% for the first nine months of 2000, compared with 17% in the first nine months of 1999. Average allocated equity decreased $84 million in the first nine months of 1999, compared to the prior-year period.

Noninterest Revenue
	Quarter ended			Nine months ended
(dollar amounts in millions,	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
unless otherwise noted)	2000	2000	1999	2000	1999

Trust and investment fee revenue:
Investment management fee revenue:
Mutual funds	$176	$167	$152	$509	$445
Private clients	78	77	73	231	217
Institutional	75	66	65	223	190

Total investment management fee revenue	329	310	290	963	852
Administration and custody fee revenue:
Institutional trust	122	134	96	377	300
Mutual funds	22	35	47	105	134
Private clients	6	4	5	14	15

Total administration and custody fee revenue	150	173	148	496	449
Benefits consulting	66	63	66	185	183
Brokerage fees	16	19	13	60	44

Total trust and investment fee revenue	561	565	517	1,704	1,528
Cash management and deposit transaction charges	83	83	78	240	228
Foreign currency and securities trading revenue	42	42	42	135	130
Financing-related revenue	44	43	39	126	137
Equity investment revenue	20	17	17	73	47
Mortgage servicing fees	3	2	48	7	151
Other	20	21	24	59	120

Total fee and other revenue	773	773	765	2,344	2,341
Net gain (loss) from divestitures	-	-	(8)	-	134
Gains on sales of securities	-	-	-	-	-

Total noninterest revenue	$773	$773	$757	$2,344	$2,475

Fee revenue as a percentage of net interest and
fee revenue (FTE)	69%	69%	69%	69%	69%
Trust and investment fee revenue as a percentage
of net interest and fee revenue (FTE)	49%	50%	46%	50%	44%

Assets under management at period end (in billions)	$540	$521	$446
Assets under administration or custody at period
end (in billions)	$2,298	$2,257	$2,156

Note: In the first quarter of 2000, various items previously reported in other fee revenue were reclassified to mutual fund administration and custody revenue in trust and investment fee revenue; cash management and deposit transaction charges; financing-related revenue and equity investment revenue. Third quarter 1999 and nine months ended Sept. 30, 1999, have been restated and the percentages of trust and investment fee revenue to net interest and fee revenue have been recalculated. For analytical purposes, the term “fee revenue,” as utilized throughout this earnings release, is defined as total noninterest revenue less gains on the sales of securities and the net gain (loss) from divestitures.

Memo: Fee and other revenue including gross joint venture fee revenue

The Corporation accounts for its interests in joint ventures under the equity method of accounting, with net results recorded primarily as trust and investment fee revenue. The gross joint venture fee revenue is not included in the reported fee revenue. The table below presents the components of total fee and other revenue, including gross joint venture fee revenue.

		Quarter ended			Nine months ended
		Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(in millions)		2000	2000	1999	2000	1999

Trust and investment fee revenue		$657	$675	$618	$2,034	$1,815
Foreign currency and securities trading revenue		48	48	45	154	137
Non-impacted components of fee and other revenue		170	166	206	505	683

	Total fee and other revenue including gross
	joint venture fee revenue	875	889	869	2,693	2,635

Less:	Trust and investment gross joint venture
	fee revenue	(96)	(110)	(101)	(330)	(287)
	Foreign currency and securities trading
	gross joint venture fee revenue	(6)	(6)	(3)	(19)	(7)

	Total gross joint venture fee revenue (a)	(102)	(116)	(104)	(349)	(294)

	Total fee and other revenue as reported	$773	$773	$765	$2,344	$2,341

(a) The gross joint venture fee revenue presented above is shown net of the equity income earned from the joint ventures.

Fee revenue

Fee revenue of $773 million in the third quarter of 2000 was impacted by the third quarter 1999 mortgage banking divestitures and the previously-disclosed May 2000 expiration of a long-term mutual fund administration contract with a third party. Excluding these factors, fee revenue increased 12% in the third quarter of 2000 compared with the third quarter of 1999, primarily due to a 13% increase in trust and investment fee revenue.

Excluding the effect of the expiration of the long-term mutual fund administration contract with a third party, fee revenue increased 2% in the third quarter of 2000 compared with the second quarter of 2000, primarily resulting from higher trust and investment fee revenue.

	3rd Qtr. 2000	3rd Qtr. 2000	Nine Mo. 2000
	over	over	over
Fee revenue growth (a)	3rd Qtr. 1999	2nd Qtr. 2000	Nine Mo. 1999

Trust and investment fee revenue growth	13%	2%	14%
Total fee revenue growth	12%	2%	11%

(a) Excluding the effect of divestitures and the expiration of the long-term mutual fund administration contract with a third party.

Investment management fee revenue

Investment management fee revenue increased $39 million, or 13%, in the third quarter of 2000, compared with the third quarter of 1999, and increased $111 million, or 13%, in the first nine months of 2000, compared with the first nine months of 1999. The increase in the third quarter of 2000 compared to the third quarter of 1999 resulted from a $24 million, or 16%, increase in mutual fund management revenue; a $10 million, or 15%, increase in institutional asset management revenue; and a $5 million, or 6%, increase in private client asset management revenue. These increases resulted from net new business and an increase in the market value of assets under management.

Mutual fund management fees are based upon the average net assets of each fund. The average assets of proprietary mutual funds managed in the third quarter of 2000 were $142 billion, up $18 billion, or 14%, from $124 billion in the third quarter of 1999, and up $6 billion, or 4%, from $136 billion in the second quarter of 2000. The increase resulted from increases in average net assets of equity funds. Proprietary equity funds averaged $59 billion in the third quarter of 2000, compared with $45 billion in the third quarter of 1999.

As shown in the table below, the market value of assets under management was $540 billion at Sept. 30, 2000, a $19 billion, or 4%, increase from $521 billion at June 30, 2000, and a $94 billion, or 21%, increase from $446 billion at Sept. 30, 1999. The increase at Sept. 30, 2000, compared to June 30, 2000, was primarily due to net new business and market appreciation. A key bond market benchmark, the Lehman Brothers Long-Term Government Bond Index, increased 2.7% in the third quarter of 2000, while the equity market, as measured by the Standard and Poor’s 500 Index, decreased 1.2% in the third quarter of 2000.

Market value of assets under management
Sept. 30,		June 30,	March 31,	Dec. 31,	Sept. 30,
(in billions)	2000	2000	2000	1999	1999

Mutual funds managed:
Equity funds	$60	$59	$59	$54	$45
Taxable money market funds:
Institutional	47	41	41	42	38
Individuals	9	10	11	9	10
Tax-exempt bond funds	14	14	14	14	15
Fixed-income funds	7	7	7	7	7
Tax-exempt money market funds	8	7	8	8	7
Nonproprietary	32	31	31	30	26

Total mutual fund assets managed	177	169	171	164	148
Private clients	54	54	54	55	53
Institutional (a)	309	298	286	269	245

Total market value of assets
under management	$540	$521	$511	$488	$446

(a)	Includes assets managed at Pareto Partners of $29 billion at Sept. 30, 2000; $30 billion at June 30, 2000; $32 billion at March 31, 2000; $32 billion at Dec. 31, 1999; and $28 billion at Sept. 30, 1999. The Corporation has a 30% equity interest in Pareto Partners.

Administration and custody fee revenue

Administration and custody fee revenue increased $2 million, or 2%, in the third quarter of 2000 compared with the third quarter of 1999, and increased $47 million, or 11%, in the first nine months of 2000 compared to the first nine months of 1999. The increase in the third quarter of 2000 compared to the third quarter of 1999 resulted from a $26 million, or 28%, increase in institutional trust and custody revenue resulting from net new business, including an $8 million increase in securities lending revenue. The $12 million, or 10%, decrease in institutional trust and custody revenue compared with the second quarter of 2000 primarily resulted from lower equity income from joint ventures and lower securities lending revenue. The equity income from joint ventures in the second quarter of 2000 was positively impacted by earnings from large one-time projects for clients.

The $25 million, or 52%, decrease in mutual fund administration and custody fee revenue in the third quarter of 2000 compared with the third quarter of 1999 was due to the May 2000 expiration of the long-term mutual fund administration contract with a third party. Fees from this contract totaled approximately $22 million pre-tax, or $.03 per common share, in the third quarter of 1999. Fees from this contract totaled approximately $13 million pre-tax, or $.015 per common share, in the second quarter through May 2000, when the contract expired.

The market value of assets under administration or custody, shown in the table below was $2,298 billion at Sept. 30, 2000, an increase of $41 billion, or 2%, compared with $2,257 billion at June 30, 2000, and an increase of $142 billion, or 7%, compared with $2,156 billion at Sept. 30, 1999.

Market value of assets under administration or custody
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in billions)	2000	2000	2000	1999	1999

Institutional trust (a)(b)	$2,153	$2,122	$2,131	$2,074	$2,046
Mutual funds	111	100	93	87	76
Private clients	34	35	37	37	34

Total market value of assets under
administration or custody	$2,298	$2,257	$2,261	$2,198	$2,156

(a)	Includes $330 billion of assets at Sept. 30, 2000; $320 billion of assets at June 30, 2000; $325 billion of assets at March 31, 2000; $324 billion of assets at Dec. 31, 1999; and $350 billion of assets at Sept. 30, 1999, administered by CIBC Mellon Global Securities Services, a joint venture.
(b)	Assets administered by the Corporation under ABN AMRO Mellon, a strategic alliance of the Corporation and ABN AMRO, were $84 billion at Sept. 30, 2000; $64 billion at June 30, 2000; $60 billion at March 31, 2000; $58 billion at Dec. 31, 1999; and $32 billion at Sept. 30, 1999.

Benefits consulting fees generated by Buck Consultants remained unchanged in the third quarter of 2000, compared with the third quarter of 1999. The $3 million, or 21%, increase in brokerage fees in the third quarter of 2000 compared to the prior-year period primarily resulted from higher trading volumes in the active equities markets. Dreyfus Brokerage Services, Inc. averaged approximately 11,000 trades per day in the third quarter of 2000, compared with approximately 13,200 trades per day in the second quarter of 2000 and approximately 8,500 trades per day in the third quarter of 1999.

Cash management fees and deposit transaction charges increased $5 million, or 7%, in the third quarter of 2000, compared with the prior-year period, primarily resulting from higher volumes of business in cash management, especially in electronic payment services. The increase in cash management fees was partially offset by customers holding compensating balances on deposits in lieu of paying fees. The earnings on the compensating balances are recognized in net interest revenue. Foreign currency and securities trading revenue remained unchanged in the third quarter of 2000, compared with the prior-year period.

Financing-related and equity investment revenue totaled $64 million in the third quarter of 2000 compared with $60 million in the second quarter of 2000 and $56 million in the third quarter of 1999. Financing-related revenue, which primarily includes loan commitment fees; letters of credit and acceptance fees; loan securitization revenue; gains or losses on loan securitizations and sales; and gains or losses on lease residuals, increased $5 million in the third quarter of 2000 compared with the third quarter of 1999. Equity investment revenue, which includes gains and losses on venture capital investments, increased $3 million in the third quarter of 2000 compared with the third quarter of 1999.

The $3 million of mortgage servicing fees in the third quarter of 2000 relates to the servicing of jumbo mortgages retained by the Corporation following the 1999 divestiture of the mortgage businesses.

Other revenue decreased $4 million in the third quarter of 2000 compared with the prior-year period. The decrease primarily related to lower gains on the sales of assets.

Fee revenue for the first nine months of 2000 totaled $2.344 billion, a $3 million increase compared with $2.341 billion for the first nine months of 1999. Fee revenue for the first nine months of 2000 was impacted by the divestitures of the credit card business, network services transaction processing unit and the mortgage banking businesses, as well as the expiration of the long-term mutual fund administration contract with a third party. Excluding the effect of these factors, fee revenue for the first nine months of 2000 increased 11% compared with the first nine months of 1999, due to a 14% increase in trust and investment fee revenue.

Net gain (loss) from divestitures

In the third quarter of 1999, the Corporation recorded an $8 million pre-tax net loss from divestitures. The after-tax impact totaled $5 million, or $.01 per common share. The net loss primarily resulted from an adjustment to previous write-downs recorded to reflect the net sales proceeds received for the residential and commercial mortgage servicing businesses. This loss was partially offset by an additional gain related to the divestiture of the network services transaction processing unit as more customers converted to the purchaser, as well as a gain on the sale of seven Mellon (MD) retail offices in September 1999. Including the $142 million pre-tax net gain from divestitures recorded in the first six months of 1999, the pre-tax net gain from divestitures for the nine months ended Sept. 30, 1999, totaled $134 million.

Net Interest Revenue
	Quarter ended			Nine months ended

	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollar amounts in millions)	2000	2000	1999	2000	1999

Net interest revenue (FTE)	$359	$352	$352	$1,062	$1,086
Net interest margin (FTE)	3.95%	3.86%	3.63%	3.85%	3.71%

Average securities	$6,166	$6,121	$6,364	$6,148	$6,593
Average loans	$27,430	$27,943	$30,177	$28,216	$30,711
Average interest-earning assets	$35,927	$36,497	$38,407	$36,605	$39,072

Net interest revenue on a fully taxable equivalent basis in the third quarter of 2000 increased $7 million, or 2%, compared with the third quarter of 1999. Excluding the net interest revenue generated by the mortgage banking businesses, net interest revenue increased 3% compared with the third quarter of 1999, reflecting improved spreads and the positive impact of interest-free funds in a higher rate environment, including compensating deposits held in lieu of customers paying cash management fees, partially offset by higher funding costs related to the repurchase of common stock. Average loans decreased $2.747 billion in the third quarter of 2000 compared to the third quarter of 1999, reflecting a lower level of wholesale loans, and the divestiture of the residential mortgage business in September 1999. Average loans in the third quarter of 1999 included approximately $540 million of subsequently divested residential mortgages.

Net interest revenue on a fully taxable basis in the third quarter of 2000 increased $7 million, or 2%, compared with the second quarter of 2000. This increase primarily resulted from improved spreads and the positive impact of interest-free funds.

Net interest revenue on a fully taxable equivalent basis decreased $24 million in the first nine months of 2000 compared with the prior-year period. This decrease primarily resulted from the divestitures of the credit card and mortgage banking businesses, as well as higher funding costs related to the repurchase of common stock, partially offset by the positive impact of interest-free funds. Excluding the net interest revenue generated by the divested businesses, net interest revenue increased 1% compared with the first nine months of 1999.

Operating Expense
	Quarter ended			Nine months ended

	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollar amounts in millions)	2000	2000	1999	2000	1999

Staff expense	$399	$390	$387	$1,186	$1,175
Professional, legal and other purchased services	77	70	63	214	207
Net occupancy expense	57	58	61	179	186
Equipment expense	35	38	40	110	144
Amortization of goodwill and other intangible assets	32	33	37	102	111
Amortization of mortgage servicing assets and
purchased credit card relationships	2	1	33	4	112
Other expense	100	114	95	330	350

Operating expense before trust-preferred securities
expense and net expense (revenue) from acquired
property	702	704	716	2,125	2,285
Trust-preferred securities expense	20	19	20	59	59
Net expense (revenue) from acquired property	2	1	(5)	2	(10)

Total operating expense	$724	$724	$731	$2,186	$2,334

Average full-time equivalent staff	25,800	26,000	28,300	25,900	28,700

Efficiency ratio (a)	62%	62%	64%	62%	66%
Efficiency ratio excluding amortization of goodwill
and other intangible assets	59%	59%	61%	59%	61%

(a) Operating expense before trust-preferred securities expense, net expense (revenue) from acquired property and second quarter 1999 nonrecurring expenses, as a percentage of revenue, computed on a taxable equivalent basis, excluding the net gain (loss) on divestitures and gains on the sales of securities.

Operating expense before trust-preferred securities expense and net expense (revenue) from acquired property totaled $702 million in the third quarter of 2000, a decrease of $14 million compared with the third quarter of 1999, primarily resulting from the divestiture of the mortgage banking businesses. Excluding the effect of this divestiture, operating expense before trust-preferred securities expense and net expense (revenue) from acquired property increased 8% compared with the third quarter of 1999, reflecting higher staff expense as well as other expenses in support of business growth.

	3rd Qtr. 2000	3rd Qtr. 2000	Nine mo. 2000
	over	over	over
Operating expense growth	3rd Qtr. 1999	2nd Qtr. 2000	Nine mo. 1999

Operating expense growth	8% (a)	-%	7%	(a)(b)

(a) Excludes the effect of divestitures.
(b) Excludes the effect of the second quarter 1999 nonrecurring expenses.

Operating expense before trust-preferred securities expense and net expense (revenue) from acquired property decreased $2 million in the third quarter of 2000 compared with the second quarter of 2000, primarily due to lower business development and other expenses, primarily offset by higher staff expense and professional and purchased services expense.

Operating expense before trust-preferred securities expense and net expense (revenue) from acquired property totaled $2.125 billion in the first nine months of 2000, a decrease of $160 million, compared with $2.285 billion in the first nine months of 1999. The decrease primarily resulted from the 1999 divestitures of the credit card, network services transaction processing unit and the mortgage banking businesses, as well as $56 million of nonrecurring expenses recorded in the second quarter of 1999. The nonrecurring expenses included a $30 million charitable contribution to the Mellon Financial Corporation Foundation, classified as other expense in the table on the prior page, and $26 million of expenses in connection with replacing obsolete computer equipment and closing facilities as part of Mellon’s Third Century strategic initiatives. The Third Century expenses were recorded as $21 million of equipment expense and $5 million of net occupancy expense in the table on the prior page. Excluding the effect of the divestitures and nonrecurring expenses, operating expense before trust-preferred securities expense and net expense (revenue) from acquired property increased 7% during the first nine months of 2000 compared with the prior-year period.

Income Taxes

The Corporation’s effective tax rate for the third quarter of 2000 was 36.3%, substantially unchanged from the third quarter of 1999, excluding the effect of the net loss from divestitures. It is currently anticipated that the effective tax rate will be approximately the same for the remainder of 2000.

Credit Quality Expense, Net Credit Losses and Reserve for Credit Losses

	Quarter ended			Nine months ended

	Sept. 30,	June 30,	Sept. 30,	Sept. 30,	Sept. 30,
(dollar amounts in millions)	2000	2000	1999	2000	1999

Provision for credit losses	$10	$10	$10	$30	$35
Net expense (revenue) from acquired property	2	1	(5)	2	(10)

Credit quality expense	$12	$11	$5	$32	$25

Net credit (losses) recoveries:
Credit card	$-	$-	$-	$-	$(10)
Other consumer credit	(2)	(3)	(2)	(8)	(10)
Commercial real estate	(1)	-	-	4	-
Commercial and financial	(8)	(8)	(8)	(29)	(18)

Total net credit losses	$(11)	$(11)	$(10)	$(33)	$(38)

Annualized net credit losses to average loans	.16%	.15%	.14%	.16%	.17%

Reserve for credit losses at end of period	$400	$401	$405
Reserve as a percentage of total loans	1.46%	1.45%	1.39%

!-- 1 BODY_START -->

Nonperforming Assets

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
(dollar amounts in millions)	2000	2000	1999	1999

Nonperforming loans:
Consumer mortgage	$21	$32	$40	$47
Commercial real estate	7	8	6	6
Other	176	167	96	101

Total nonperforming loans	204	207	142	154
Acquired property:
Real estate acquired	12	13	15	15
Reserve for real estate acquired	-	(1)	(1)	(3)

Net real estate acquired	12	12	14	12
Other assets acquired	6	9	3	3

Total acquired property	18	21	17	15

Total nonperforming assets	$222	$228	$159	$169

Nonperforming loans as a percentage of total loans	.74%	.75%	.47%	.53%
Nonperforming assets as a percentage of total loans
and net acquired property	.81%	.82%	.53%	.58%

Nonperforming assets decreased $6 million compared with June 30, 2000, and increased $53 million compared with Sept. 30, 1999. The higher level of nonperforming assets, compared with Sept. 30, 1999, primarily resulted from the assignment of nonperforming status to commercial loans to a health care provider and its affiliated companies in the first quarter of 2000.

On Oct. 5, 2000, a borrower in the building materials manufacturing industry voluntarily filed for Chapter 11 bankruptcy protection as the result of the financial burden caused by asbestos liability litigation claims. At Sept. 30, 2000, loans outstanding to this borrower totaled $34 million, which is not included in the table above, with an additional $6 million of exposure in letters of credit.

Selected Capital Data

	Sept. 30,		June 30,	Dec. 31,	Sept. 30,
(dollar amounts in millions, except per share amounts)	2000		2000	1999	1999

Total shareholders’ equity	$4,032	(a)	$3,864	$4,016	$4,219	(a)
Total shareholders’ equity to assets ratio	8.89%		8.39%	8.38%	9.00%

Tangible shareholders’ equity (c)	$2,425	(b)	$2,228	$2,288	$2,454	(b)
Tangible shareholders’ equity to assets ratio (d)	5.56%		5.03%	4.96%	5.45%

Tier I capital ratio	7.2%	(e)	6.72%	6.60%	7.12%
Total (Tier I plus Tier II) capital ratio	11.7%	(e)	10.97%	10.76%	11.58%
Leverage capital ratio	7.2%	(e)	6.69%	6.72%	6.82%

Book value per common share	$8.26		$7.91	$8.02	$8.29
Tangible book value per common share	$4.97		$4.56	$4.57	$4.83

Closing common stock price	$46.38		$36.44	$34.06	$33.63
Market capitalization	$22,631		$17,788	$17,052	$17,103
Common shares outstanding (000)	487,990		488,171	500,623	508,650

(a) Average total shareholders’ equity for the first nine months of 2000 and 1999 were $3.863 billion and $4.365 billion.
(b) Average tangible shareholders’ equity for the first nine months of 2000 and 1999 were $2.204 billion and $2.538 billion.
(c) Includes $81 million, $77 million, $67 million and $64 million, respectively, of minority interest, primarily related to Newton. In addition, includes $313 million, $319 million, $345 million and $353 million, respectively, of tax benefits related to tax deductible goodwill and other intangibles.
(d) Shareholders’ equity plus minority interest less goodwill and other intangibles recorded in connection with purchase acquisitions divided by total assets less goodwill and other intangibles. The amount of goodwill and other intangibles subtracted from shareholders’ equity and total assets is net of any tax benefit.
(e) Estimated

The Corporation’s capital ratios continued to improve in the third quarter of 2000, reflecting earnings retention as well as a decrease in asset levels partially offset by common stock repurchases. During the third quarter of 2000, approximately 1.8 million shares of common stock were repurchased, bringing year-to-date repurchases to approximately 18.1 million shares at a purchase price of approximately $600 million for an average share price of $33.15 per share. Common shares outstanding at Sept. 30, 2000, were 6.8% lower than at Dec. 31, 1998, reflecting a 35.9 million reduction, net of shares reissued primarily for employee benefit plan purposes, due to stock repurchases totaling approximately $1.7 billion, at an average share price of $34.52 per share. There are an additional 21.7 million shares available for repurchase under the current 25 million share repurchase program authorized by the board of directors in May 2000.

The Corporation’s average level of treasury stock was approximately $800 million higher in the third quarter of 2000 compared with the third quarter of 1999. After giving effect to funding the higher level of treasury stock, valued at a short-term funding rate, the lower share count increased diluted earnings per share by approximately 3%.

SUMMARY DATA
Mellon Financial Corporation
Five Quarter Trend

(dollar amounts in millions,			Quarter ended
except per share amounts;	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
common shares in thousands)	2000	2000	2000	1999	1999

Selected key data

Diluted earnings per share:
Operating (a)	$.51	$.50	$.50	$.48	$.46
Cash operating (a)(b)	.56	.56	.56	.53	.52
Reported	.51	.50	.50	.47	.45

Net income:
Operating (a)	$252	$247	$253	$245	$236
Cash operating (a)(b)	279	274	282	274	266
Reported	252	247	253	240	231

Return on equity (annualized):
Operating (a)	25.8%	26.2%	26.0%	23.5%	22.3%
Cash operating (a)(b)	48.8	51.4	51.8	45.6	43.7
Reported	25.8	26.2	26.0	23.1	21.8

Return on assets (annualized):
Operating (a)	2.18%	2.12%	2.15%	2.05%	1.92%
Cash operating (a)(b)	2.50	2.44	2.50	2.38	2.25
Reported	2.18	2.12	2.15	2.01	1.87

Shareholders’ equity to assets:
Reported	8.89%	8.39%	8.13%	8.38%	9.00%
Tangible (b)	5.56	5.03	4.80	4.96	5.45

Fee revenue as a percentage of net interest and
fee revenue (FTE)	69%	69%	70%	69%	69%
Trust and investment fee revenue as a percentage
of net interest and fee revenue (FTE)	49%	50%	50%	49%	46%
Efficiency ratio excluding amortization of intangibles	59%	59%	59%	59%	61%

Average common shares and equivalents outstanding:
Basic	488,188 (c)	489,480	496,740	505,891	511,777	(c)
Diluted	495,332 (c)	495,103	502,082	512,496	518,605	(c)

- continued -

	SUMMARY DATA
	Mellon Financial Corporation
	Five Quarter Trend
	(continued)

				Quarter ended
	Sept. 30,		June 30,	March 31,	Dec. 31,	Sept. 30,
(dollar amounts in millions)	2000		2000	2000	1999	1999

Average balances for the quarter

Money market investments	$2,009		$2,219	$1,713	$2,267	$1,463
Trading account securities	322		214	248	372	403
Securities	6,166		6,121	6,155	6,275	6,364
Loans	27,430		27,943	29,283	29,159	30,177
Total interest-earning assets	35,927		36,497	37,399	38,073	38,407
Total assets	46,058	(d)	46,978	47,205	47,451	48,871	(d)
Total tangible assets (b)	44,357	(e)	45,257	45,419	45,640	47,012	(e)
Deposits	32,114		32,762	32,220	32,540	33,462
Total interest-bearing liabilities	29,746		30,376	31,045	31,221	31,349
Total shareholders’ equity	3,893		3,793	3,905	4,133	4,212
Tangible shareholders’ equity (b)	2,269		2,147	2,190	2,388	2,417

(a) Operating results equaled reported results in each quarter of 2000. Operating and cash operating results for the fourth and third quarters of 1999 each exclude a $5 million after-tax net loss from divestitures.
(b) Excludes the after-tax impact of the amortization of goodwill and other intangibles from purchase acquisitions. In addition, the amount of goodwill and other identified intangibles subtracted from common equity and total assets is net of any tax benefit.
(c) The basic average common shares and equivalents outstanding for the nine months ended Sept. 30, 2000, and Sept. 30, 1999, were 491,458,000 and 517,790,000, respectively. The diluted average common shares and equivalents outstanding for the nine months ended Sept. 30, 2000, and Sept. 30, 1999, were 497,439,000 and 525,182,000, respectively.
(d) Average total assets for the nine months ended Sept. 30, 2000, and Sept. 30, 1999, were $46.745 billion and $49.765 billion, respectively.
(e) Average total tangible assets for the nine months ended Sept. 30, 2000, and Sept. 30, 1999, were $45.010 billion and $47.876 billion, respectively.

Note: All calculations are based on unrounded numbers. FTE denotes presentation on a fully taxable equivalent basis.

CONDENSED CONSOLIDATED INCOME STATEMENT
Mellon Financial Corporation
Five Quarter Trend

			Quarter ended

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(inmillions, except per share amounts)	2000	2000	2000	1999	1999
Interest revenue
Interest and fees on loans (loan fees of
$15, $15, $14, $14 and $14)	$575	$563	$565	$550	$553
Federal funds sold and securities under resale
agreements	12	17	13	18	9
Interest-bearing deposits with banks	17	15	10	12	9
Other money market investments	1	1	1	1	1
Trading account securities	5	4	4	5	5
Securities	103	104	103	103	102

Total interest revenue	713	704	696	689	679
Interest expense
Interest on deposits	250	244	233	225	218
Federal funds purchased and securities under
repurchase agreements	27	25	23	20	22
Other short-term borrowings	20	27	34	34	34
Notes and debentures	60	57	58	59	56

Total interest expense	357	353	348	338	330

Net interest revenue	356	351	348	351	349
Provision for credit losses	10	10	10	10	10
Net interest revenue after provision for
credit losses	346	341	338	341	339
Noninterest revenue
Trust and investment fee revenue	561	565	578	546	517
Cash management and deposit transaction charges	83	83	74	76	78
Foreign currency and securities trading revenue	42	42	51	43	42
Financing-related revenue	44	43	39	56	39
Equity investment revenue	20	17	36	16	17
Mortgage servicing fees	3	2	2	2	48
Other	20	21	18	20	24

Total fee and other revenue	773	773	798	759	765
Net loss from divestitures	-	-	-	(7)	(8)
Gains on sales of securities	-	-	-	-	-

Total noninterest revenue	773	773	798	752	757
Operating expense
Staff expense	399	390	397	384	387
Professional, legal and other purchased services	77	70	67	73	63
Net occupancy expense	57	58	64	57	61
Equipment expense	35	38	37	42	40
Amortization of goodwill and other intangible assets	32	33	37	37	37
Amortization of mortgage servicing assets	2	1	1	1	33
Other expense	100	114	116	105	95
Trust-preferred securities expense	20	19	20	20	20
Net expense (revenue) from acquired property	2	1	(1)	(4)	(5)

Total operating expense	724	724	738	715	731

Income before income taxes	395	390	398	378	365
Provision for income taxes	143	143	145	138	134

Net income	$252	$247	$253	$240	$231

Basic net income per share	$.52	$.50	$.51	$.47	$.46

Diluted net income per share	$.51	$.50	$.50	$.47	$.45

CONDENSED CONSOLIDATED BALANCE SHEET
Mellon Financial Corporation

	Sept. 30,	June 30,	Dec. 31,	Sept. 30,
(dollar amounts in millions)	2000	2000	1999	1999

Assets

Cash and due from banks	$2,888	$3,580	$3,410	$3,340
Money market investments	1,214	1,435	1,358	1,252
Trading account securities	371	151	144	288
Securities available for sale	5,323	5,160	5,159	5,209
Investment securities (approximate fair value of $1,058,
$1,094, $1,183 and $1,246)	1,063	1,110	1,197	1,251
Loans, net of unearned discount of $74, $73, $79 and $77	27,421	27,667	30,248	29,156
Reserve for credit losses	(400)	(401)	(403)	(405)

Net loans	27,021	27,266	29,845	28,751
Premises and equipment	598	572	562	537
Goodwill and other intangibles	2,001	2,032	2,140	2,182
Mortgage servicing assets	25	22	16	17
Other assets	4,833	4,701	4,115	4,034

Total assets	$45,337	$46,029	$47,946	$46,861

Liabilities
Deposits in domestic offices	$28,634	$29,626	$30,128	$28,928
Deposits in foreign offices	3,111	2,992	3,293	3,101
Short-term borrowings	2,306	2,456	3,650	3,570
Other liabilities	2,732	2,563	2,430	2,354
Notes and debentures (with original maturities over one year)	3,531	3,537	3,438	3,698

Total liabilities	40,314	41,174	42,939	41,651

Trust-preferred securities
Guaranteed preferred beneficial interests in Corporation’s
junior subordinated deferrable interest debentures	991	991	991	991

Shareholders’ equity
Common stock - $.50 par value
Authorized - 800,000,000 shares
Issued – 588,661,920 shares	294	294	294	294
Additional paid-in capital	1,821	1,806	1,788	1,773
Retained earnings	4,155	4,043	3,808	3,698
Accumulated unrealized (loss), net of tax	(87)	(146)	(135)	(105)
Treasury stock of 100,671,971; 100,490,756; 88,038,848;
and 80,011,896 shares at cost	(2,151)	(2,133)	(1,739)	(1,441)

Total shareholders’ equity	4,032	3,864	4,016	4,219

Total liabilities, trust-preferred securities and
shareholders’ equity	$45,337	$46,029	$47,946	$46,861

CONDENSED CONSOLIDATED INCOME STATEMENT
Mellon Financial Corporation

	Nine months ended
	Sept. 30,

(in millions, except per share amounts)	2000	1999

Interest revenue
Interest and fees on loans (loan fees of $44 and $45)	$1,703	$1,688
Federal funds sold and securities under resale agreements	42	23
Interest-bearing deposits with banks	42	27
Other money market investments	3	2
Trading account securities	13	14
Securities	310	316

Total interest revenue	2,113	2,070

Interest expense
Interest on deposits	727	646
Federal funds purchased and securities under repurchase agreements	75	82
Other short-term borrowings	81	97
Notes and debentures	175	166

Total interest expense	1,058	991

Net interest revenue	1,055	1,079
Provision for credit losses	30	35

Net interest revenue after provision for credit losses	1,025	1,044

Noninterest revenue
Trust and investment fee revenue	1,704	1,528
Cash management and deposit transaction charges	240	228
Foreign currency and securities trading revenue	135	130
Financing-related revenue	126	137
Equity investment revenue	73	47
Mortgage servicing fees	7	151
Other	59	120

Total fee and other revenue	2,344	2,341
Net gain from divestitures	-	134
Gains on sales of securities	-	-

Total noninterest revenue	2,344	2,475

Operating expense
Staff expense	1,186	1,175
Professional, legal and other purchased services	214	207
Net occupancy expense	179	186
Equipment expense	110	144
Amortization of goodwill and other intangible assets	102	111
Amortization of mortgage servicing assets and purchased credit card relationships	4	112
Other expense	330	350
Trust-preferred securities expense	59	59
Net expense (revenue) from acquired property	2	(10)

Total operating expense	2,186	2,334

- continued -

CONDENSED CONSOLIDATED INCOME STATEMENT
Mellon Financial Corporation
(continued)

	Nine months ended
	Sept. 30,

(in millions, except per share amounts)	2000	1999

Income before income taxes and cumulative effect
of accounting change	1,183	1,185
Provision for income taxes	431	436

Income before cumulative effect of accounting change	752	749
Cumulative effect of accounting change	-	(26)

Net income	$752	$723

Earnings per share

Basic net income per share:

Income before cumulative effect of accounting change	$1.53	$1.45
Cumulative effect of accounting change	-	(.05)

Net income	$1.53	$1.40

Diluted net income per share:

Income before cumulative effect of accounting change	$1.51	$1.43
Cumulative effect of accounting change	-	(.05)

Net income	$1.51	$1.38